UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2017

FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The common stock of First Acceptance Corporation (the “Company”) is listed on the New York Stock Exchange (the “NYSE”).  On August 17, 2017, the Company received notice from the NYSE (the “NYSE Notice”) that it was not in compliance with the NYSE’s continued listing standards set forth in the NYSE Listed Company Manual, which require the average closing price of Company common stock to be at least $1.00 per share over a consecutive 30 trading-day period.  As of August 14, 2017, the 30 trading-day average closing price of Company common stock was $0.99 per share.

Upon receipt of the notice of non-compliance from the NYSE, the Company became subject to the procedures set forth in Sections 801 and 802 of the NYSE Listed Company Manual.  As required by the NYSE, the Company will respond, acknowledging the notification, within 10 days following receipt of the NYSE Notice.  Under the NYSE rules, the Company has six months from receipt of the NYSE Notice to regain compliance with the minimum share price rule.  The Company expects that its common stock will continue to be listed on the NYSE during this period, subject to the Company’s continued compliance with the NYSE’s other continued listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION

By:	/s/ Brent J. Gay
Brent J. Gay
Chief Financial Officer

DATE: August 23, 2017

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